Independent auditors' consent

The board and shareholders AXP International Fund, Inc.:
         AXP European Equity Fund
         AXP International Fund

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG LLP
    KPMG LLP
Minneapolis, Minnesota
December 1, 2000